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Consent of Independent Auditors

We consent to the use of our report dated April 30, 2026, with respect to the financial statements of Del Rio Royalty Company II, LLC, included herein.

Columbus, Ohio
July 28, 2026

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International Limited, a private English company limited by guarantee.